                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            VDC COMMUNICATIONS, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                            061524454
--------------------------------      --------------------------------
(Jurisdiction of incorporation        (I.R.S. Employer Identification)
      or organization)

                    75 Holly Hill Lane, Greenwich, CT 06830
       ------------------------------------------------------------------
                    (Address of principal executive offices)

                              VDC CORPORATION LTD.
      -------------------------------------------------------------------
                   (Former name if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
 -----------------------------------  -----------------------------------------
       Common Stock, par value              American Stock Exchange, Inc.
          $.0001 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-63123

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.

         The information required by Item 202 of Regulation S-K is provided in the registrant's registration statement on Form S-4 (Registration No. 333-63123), filed with the SEC on September 9, 1998 and is incorporated by reference herein.

Item 2.  Exhibits.

Exhibit No.   Description                                     Method of Filing
-----------   -----------                                     ----------------

1.            Specimen of Certificate representing the                (1)
              registrant's common stock.

2.            Registrant's 1998 Stock Incentive Plan                  (1)

3.            Certificate of Incorporation, as amended                (2)

4.            Amended and Restated Bylaws of the registrant           (2)

5.            Agreement and Plan of Merger between VDC                (2)
              Corporation Ltd. and the registrant

(1)      Filed herewith.
(2) Filed as an Exhibit to the registrant's registration statement on Form S-4, filed with the SEC on September 9, 1998 and incorporated by reference herein.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            VDC COMMUNICATIONS, INC.

Date: January 14, 1999                      By: /s/ Frederick A. Moran
                                               ------------------------------
                                               Frederick A. Moran
                                               Chairman, C.E.O., and C.F.O.

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

1. Specimen of Certificate representing the registrant's common stock.

2.                Registrant's 1998 Stock Incentive Plan